Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC  20004
Tel.  202.739.3000
Fax: 202.739.3001
www.morganlewis.com


November 29, 2010


The Advisors' Inner Circle Fund II
101 Federal Street
Boston, MA 02110

Re: Opinion of Counsel regarding Post-Effective Amendment No. 99 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No.33-50718)
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Ladies and Gentlemen:

We have acted as counsel to The Advisors' Inner Circle Fund II (the "Trust"), a Massachusetts voluntary association (commonly known as a business trust), in connection with the above-referenced registration statement (as amended, the "Registration Statement") which relates to the Trust's units of beneficial interest, with no par value per share (collectively, the "Shares") of the following portfolios of the Trust: the Clear River Fund, Champlain Mid Cap Fund, Champlain Small Company Fund, Frost Core Growth Equity Fund, Frost Dividend Value Equity Fund, Frost Strategic Balanced Fund, Frost Kempner Multi-Cap Deep Value Equity Fund, Frost Small Cap Equity Fund, Frost International Equity Fund, Frost Low Duration Bond Fund, Frost Total Return Bond Fund, Frost Municipal Bond Fund, Frost Low Duration Municipal Bond Fund, Frost Kempner Treasury and Income Fund, Frost LKCM Multi-Cap Equity Fund, Frost LKCM Small-Mid Cap Equity Fund, GRT Value Fund, and Reaves Select Research Fund (the "Funds"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 99 to the Registration Statement (the "Amendment") to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, the following documents:

     (a) a certificate of the Commonwealth of Massachusetts as to the existence of the Trust;

     (b) the Agreement and Declaration of Trust for the Trust and all amendments and supplements thereto (the "Declaration of Trust") and the Amended and Restated By-Laws (the "By-Laws");

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     (c)  a certificate executed by Joseph Gallo, the Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and By-Laws, and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

     (d)  a printer's proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Funds. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis and Bockius, LLP
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